Exhibit 32.1

CERTIFICATION

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Luc C. Duchesne, the Chief Executive Officer of Bio-Carbon Systems International Inc hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the report on Form 10-Q/A of Bio-Carbon Systems International Inc, for the quarterly period ended June 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Bio-Carbon Systems International Inc.

Date:  November 17, 2010.

/s/ Luc C Duchesne

Luc C. Duchesne
Chief Executive Officer
(Principal Executive Officer and
Principal Accounting Officer)